Exhibit 99.1

FOR IMMEDIATE RELEASE

BED BATH & BEYOND INC. REPORTS RESULTS FOR
FISCAL 2017 FOURTH QUARTER (14 WEEKS) AND FULL YEAR (53 WEEKS)

•	FY17 Net Earnings Per Diluted Share of $3.04; Excluding Net Impact of Tax Act, $3.12
•	Q4 Net Earnings Per Diluted Share of $1.41; Excluding Net Impact of Tax Act, $1.48
•	Q4 Net Sales Increased Approximately 5.2%; Comparable Sales Declined 0.6%
•	Board of Directors Declares Increase in Quarterly Dividend to $0.16 Per Share

UNION, New Jersey, April 11, 2018 --- Bed Bath & Beyond Inc. (NASDAQ:BBBY) today reported financial results for the fiscal fourth quarter (14 weeks) and full year (53 weeks) ended March 3, 2018.

Fiscal 2017 Fourth Quarter Results

For the fiscal 2017 fourth quarter (14 weeks), the Company reported net earnings of $1.41 per diluted share ($194.0 million), which included a net unfavorable $10.5 million tax expense related to the Tax Cuts and Jobs Act of 2017 (the Tax Act). Excluding the net unfavorable impact from the Tax Act, net earnings per diluted share in the fiscal 2017 fourth quarter would have been $1.48. Net earnings for the fiscal 2016 fourth quarter (13 weeks) were $1.84 per diluted share ($268.7 million).

Net sales for the fiscal 2017 fourth quarter (14 weeks) were approximately $3.7 billion, an increase of approximately 5.2% from the prior year quarter (13 weeks). Comparable sales in the fiscal 2017 fourth quarter (14 weeks) decreased by approximately 0.6%, and included strong sales growth from the Company’s customer-facing digital channels, and sales from stores that declined in the mid-single-digit percentage range.

Fiscal 2017 Full Year Results

For the fiscal full year (53 weeks), the Company reported net earnings of $3.04 per diluted share ($424.9 million), which included a net unfavorable $10.5 million tax expense related to the Tax Act, compared with $4.58 per diluted share ($685.1 million) in the corresponding period a year ago (52 weeks). Excluding the net unfavorable impact from the Tax Act, net earnings per diluted share in fiscal 2017 would have been $3.12.

Net sales for fiscal 2017 (53 weeks) were approximately $12.3 billion, an increase of approximately 1.1% compared with fiscal 2016 (52 weeks). Comparable sales for the fiscal 2017 full year (53 weeks) decreased by approximately 1.3%, and included strong sales growth from the Company’s customer-facing digital channels, and sales from stores that declined in the mid-single-digit percentage range.

Capital Allocation

As a reflection of the long-term health of the business, and commitment to creating shareholder value, the Company’s Board of Directors today declared an increase in the quarterly dividend to $0.16 per share. The increased quarterly dividend is payable on July 17, 2018 to shareholders of record at the close of business on June 15, 2018.

During the fiscal 2017 fourth quarter, the Company repurchased approximately $45 million of its common stock, representing approximately 2 million shares, under its existing $2.5 billion share repurchase program. As of March 3, 2018, the program had a remaining balance of approximately $1.5 billion.

The Company ended fiscal 2017 with $744 million in cash and investment balances, an increase of approximately $166 million, compared with approximately $578 million in fiscal 2016.

Outlook

Bed Bath & Beyond Inc.’s conference call with analysts and investors will be held today at 5:00 pm EDT. During this call, the Company plans to review certain of its financial planning assumptions for fiscal 2018, which is a 52-week year.

Based upon its planning assumptions for fiscal 2018, as will be described in the conference call, the Company is modeling net earnings per diluted share for the full year to be in the low-to-mid $2.00 range.

During the conference call, the Company will also outline its roadmap for continuing the evolution of its foundational structure to support its mission to be trusted by its customers as the expert for the home and heart-felt life events, with the following goals: growing its comparable sales, which it expects to begin in fiscal 2018; moderating the declines in its operating profit and net earnings per diluted share, in fiscal 2018 and fiscal 2019; and growing its net earnings per diluted share by fiscal 2020.

Fiscal 2017 Fourth Quarter Conference Call

Bed Bath & Beyond Inc.’s fiscal 2017 fourth quarter conference call may be accessed by dialing 1-800-446-1671, or if international, 1-847-413-3362, using conference ID number 46495820. The replay of the call can be accessed by dialing 1-888-843-7419, using conference ID number 46495820. The call and replay can also be accessed via audio webcast on the investor relations section of our website at www.bedbathandbeyond.com.

About the Company

Bed Bath & Beyond Inc. and subsidiaries (the “Company”) is an omnichannel retailer selling a wide assortment of domestics merchandise and home furnishings which operates under the names Bed Bath & Beyond, Christmas Tree Shops, Christmas Tree Shops andThat! or andThat!, Harmon, Harmon Face Values or Face Values, buybuy BABY and World Market, Cost Plus World Market or Cost Plus. Customers can purchase products either in-store, online, with a mobile device or through a customer contact center. The Company generally has the ability to have customer purchases picked up in-store or shipped direct to the customer from the Company’s distribution facilities, stores or vendors. In addition, the Company operates Of a Kind, an e-commerce website that features specially commissioned, limited edition items from emerging fashion and home designers; One Kings Lane, an authority in home décor and design, offering a unique collection of select home goods, designer and vintage items; PersonalizationMall.com, an industry-leading online retailer of personalized products; Chef Central, an online retailer of kitchenware, cookware and homeware items catering to cooking and baking enthusiasts; and Decorist, an online interior design platform that provides personalized home design services. The Company also operates Linen Holdings, a provider of a variety of textile products, amenities and other goods to institutional customers in the hospitality, cruise line, healthcare and other industries. Additionally, the Company is a partner in a joint venture which operates retail stores in Mexico under the name Bed Bath & Beyond.

The Company operates websites at bedbathandbeyond.com, bedbathandbeyond.ca, worldmarket.com, buybuybaby.com, buybuybaby.ca, christmastreeshops.com, andthat.com, harmondiscount.com, facevalues.com, ofakind.com, onekingslane.com, personalizationmall.com, chefcentral.com, decorist.com, harborlinen.com, and t-ygroup.com. As of March 3, 2018, the Company had a total of 1,552 stores, including 1,017 Bed Bath & Beyond stores in all 50 states, the District of Columbia, Puerto Rico and Canada, 276 stores under the names of World Market, Cost Plus World Market or Cost Plus, 119 buybuy BABY stores, 83 stores under the names Christmas Tree Shops, Christmas Tree Shops andThat! or andThat!, and 57 stores under the names Harmon, Harmon Face Values or Face Values. During the fiscal fourth quarter, the Company opened one World Market store, and one buybuy BABY store, and closed three Bed Bath & Beyond stores and five World Market stores. The joint venture, to which the Company is a partner, operates eight stores in Mexico under the name Bed Bath & Beyond.

Forward-Looking Statements

This press release may contain forward-looking statements. Many of these forward-looking statements can be identified by use of words such as may, will, expect, anticipate, approximate, estimate, assume, continue, model, project, plan, goal, and similar words and phrases. The Company’s actual results and future financial condition may differ materially from those expressed in any such forward-looking statements as a result of many factors. Such factors include, without limitation: general economic conditions including the housing market, a challenging overall macroeconomic environment and related changes in the retailing environment; consumer preferences, spending habits and adoption of new technologies; demographics and other macroeconomic factors that may impact the level of spending for the types of merchandise sold by the Company; civil disturbances and terrorist acts; unusual weather patterns and natural disasters; competition from existing and potential competitors across all channels; pricing pressures; liquidity; the ability to achieve anticipated cost savings, and to not exceed anticipated costs, associated with organizational changes; the ability to attract and retain qualified employees in all areas of the organization; the cost of labor, merchandise and other costs and expenses; potential supply chain disruption due to trade restrictions, political instability, labor disturbances, product recalls, financial or operational instability of suppliers or carriers, and other items; the ability to find suitable locations at acceptable occupancy costs and other terms to support the Company’s plans for new stores; the ability to establish and profitably maintain the appropriate mix of digital and physical presence in the markets it serves; the ability to assess and implement technologies in support of the Company’s development of its omnichannel capabilities; uncertainty in financial markets; volatility in the price of the Company’s common stock and its effect, and the effect of other factors, on the Company’s capital allocation strategy; disruptions to the Company’s information technology systems including but not limited to security breaches of systems protecting consumer and employee information; reputational risk arising from challenges to the Company’s or a third party supplier’s compliance with various laws, regulations or standards, including those related to labor, health, safety, privacy or the environment; reputational risk arising from third-party merchandise or service vendor performance in direct home delivery or assembly of product for customers; changes to statutory, regulatory and legal requirements, including without limitation proposed changes affecting international trade; changes to, or new, tax laws or interpretation of existing tax laws; new, or developments in existing, litigation, claims or assessments; changes to, or new, accounting standards; foreign currency exchange rate fluctuations; and the integration of acquired businesses. The Company does not undertake any obligation to update its forward-looking statements.

INVESTOR CONTACT:

Janet M. Barth                   (908) 613-5820

BED BATH & BEYOND INC. AND SUBSIDIARIES

Consolidated Statements of Earnings

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Twelve Months Ended

	March 3,	February 25,	March 3,	February 25,
	2018	2017	2018	2017

Net sales	$3,716,264	$3,533,954	$12,349,301	$12,215,757

Cost of sales	2,382,984	2,190,863	7,906,286	7,639,407

Gross profit	1,333,280	1,343,091	4,443,015	4,576,350

Selling, general and administrative expenses	996,177	913,163	3,681,694	3,441,140

Operating profit	337,103	429,928	761,321	1,135,210

Interest expense, net	16,294	16,787	65,661	69,555

Earnings before provision for income taxes	320,809	413,141	695,660	1,065,655

Provision for income taxes	126,765	144,411	270,802	380,547

Net earnings	$194,044	$268,730	$424,858	$685,108

Net earnings per share - Basic	$1.41	$1.86	$3.05	$4.61
Net earnings per share - Diluted	$1.41	$1.84	$3.04	$4.58

Weighted average shares outstanding - Basic	137,473	144,835	139,238	148,590
Weighted average shares outstanding - Diluted	137,950	145,981	139,739	149,708

Dividends declared per share	$0.150	$0.125	$0.600	$0.500

BED BATH & BEYOND INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, unaudited)

	March 3,	February 25,
	2018	2017

Assets

Current assets:
Cash and cash equivalents	$346,140	$488,329
Short term investment securities	378,039	-
Merchandise inventories	2,730,874	2,905,660
Prepaid expenses and other current assets	516,025	197,912

Total current assets	3,971,078	3,591,901

Long term investment securities	19,517	89,592
Property and equipment, net	1,909,289	1,837,129
Goodwill	716,283	697,085
Other assets	424,639	606,948

	$7,040,806	$6,822,655

Liabilities and Shareholders' Equity

Current liabilities:
Accounts payable	$1,197,504	$1,179,088
Accrued expenses and other current liabilities	633,100	484,114
Merchandise credit and gift card liabilities	335,081	309,478
Current income taxes payable	-	59,821

Total current liabilities	2,165,685	2,032,501

Deferred rent and other liabilities	431,592	511,303
Income taxes payable	62,823	67,971
Long term debt	1,492,078	1,491,603

Total liabilities	4,152,178	4,103,378

Shareholders' equity:
Preferred stock - $0.01 par value; authorized - 1,000
shares; no shares issued or outstanding	-	-

Common stock - $0.01 par value; authorized - 900,000 shares;
issued 341,795 and 339,533 shares, respectively;
outstanding 140,498 and 146,274 shares, respectively	3,418	3,395
Additional paid-in capital	2,057,975	1,974,781
Retained earnings	11,343,503	11,003,890
Treasury stock, at cost; 201,297 and 193,259 shares, respectively	(10,467,972)	(10,215,539)
Accumulated other comprehensive loss	(48,296)	(47,250)

Total shareholders' equity	2,888,628	2,719,277

	$7,040,806	$6,822,655

Certain reclassifications have been made to the Fiscal Year 2016 consolidated balance sheet to conform to the

Fiscal Year 2017 consolidated balance sheet presentation.

BED BATH & BEYOND INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands, unaudited)

	Twelve Months Ended

	March 3,	February 25,
	2018	2017

Cash Flows from Operating Activities:

Net earnings	$424,858	$685,108
Adjustments to reconcile net earnings to net cash
provided by operating activities:
Depreciation and amortization	313,107	290,914
Stock-based compensation	70,510	71,911
Deferred income taxes	175,351	24,878
Other	(69)	(1,032)
Decrease (increase) in assets, net of effect of acquisitions:
Merchandise inventories	176,672	(38,493)
Trading investment securities	(16,036)	(18,780)
Other current assets	(258,853)	(18,464)
Other assets	(4,754)	(14,480)
Increase (decrease) in liabilities, net of effect of acquisitions:
Accounts payable	13,210	49,458
Accrued expenses and other current liabilities	80,375	(8,586)
Merchandise credit and gift card liabilities	25,510	11,390
Income taxes payable	(64,941)	(8,307)
Deferred rent and other liabilities	(75,251)	17,754

Net cash provided by operating activities	859,689	1,043,271

Cash Flows from Investing Activities:

Purchase of held-to-maturity investment securities	(292,500)	-
Redemption of held-to-maturity investment securities	-	86,240
Capital expenditures	(375,793)	(373,574)
Investment in unconsolidated joint venture	-	(3,318)
Payment for acquisitions, net of cash acquired	(6,119)	(201,277)

Net cash used in investing activities	(674,412)	(491,929)

Cash Flows from Financing Activities:

Proceeds from exercise of stock options	10,313	20,424
Payment of other liabilities	(434)	-
Payment of dividends	(80,877)	(55,612)
Repurchase of common stock, including fees	(252,433)	(547,022)

Net cash used in financing activities	(323,431)	(582,210)

Effect of exchange rate changes on cash and cash equivalents	(4,035)	3,624

Net decrease in cash and cash equivalents	(142,189)	(27,244)

Cash and cash equivalents:
Beginning of period	488,329	515,573
End of period	$346,140	$488,329

Certain reclassifications have been made to the Fiscal Year 2016 consolidated statement of cash flows to conform to the Fiscal Year 2017 consolidated cash flows presentation.

Non-GAAP Financial Measures

The following information provides reconciliations of a non-GAAP financial measure presented in this press release. The Company believes that this non-GAAP financial measure, Net Earnings Excluding Net Impact of Tax Act, provides meaningful supplemental information regarding the performance of the Company’s business. This non-GAAP financial measure should not be considered superior to, but in addition to other financial measures prepared in accordance with GAAP, including the year-to-year results. The Company’s method of determining this non-GAAP financial measure may be different from other companies’ methods and, therefore, may not be comparable to those used by other companies and the Company does not recommend the sole use of this non-GAAP measure to assess its financial and earnings performance.

Fourth Quarter and Fiscal Year Reconciliation of Net Earnings

to Net Earnings Excluding Net Impact of Tax Act

(unaudited)

(in thousands, except per share data)

Fourteen Weeks Ended March 3, 2018

	Net Earnings (as reported)	Net Impact of Tax Act (a)	Net Earnings Excluding Net Impact of Tax Act
Earnings before provision for income taxes	$320,809		$320,809
Provision for income taxes	$126,765	$(10,546)	$116,219
Net earnings	$194,044	$(10,546)	$204,590
Net earnings per share - Diluted	$1.41	$0.07	$1.48

Fifty-Three Weeks Ended March 3, 2018

	Net Earnings (as reported)	Net Impact of Tax Act (a)	Net Earnings Excluding Net Impact of Tax Act
Earnings before provision for income taxes	$695,660		$695,660
Provision for income taxes	$270,802	$(10,546)	$260,256
Net earnings	$424,858	$(10,546)	$435,404
Net earnings per share - Diluted	$3.04	$0.08	$3.12

(a) The net impact of the Tax Act includes: (1) re-measurement of the Company's deferred tax assets that existed on December 22, 2017 (the enactment date of the Tax Act); (2) deferred taxes that were created after December 22, 2017 that were deducted at the Federal statutory rate of 32.7% but will reverse at the newly enacted 21% Federal rate; (3) the transition tax on accumulated foreign earnings, and; (4) the decrease in the Federal statutory rate for fiscal 2017.